INDEPENDENT AUDITORS' CONSENT

We consent to the incorporationb by reference in this Amendment No. 3 to Registration Statement No. 33-67573 of fonixTM corporation on Form S-3 of our report dated March 28, 1997, appearing in the Annual Report on Form 10-K of fonixTM corporation for the year ended December 31, 1998.

/s/  DELOITTE & TOUCHE LLP

Salt Lake City, Utah
June 18, 1999